Media Contact:	Bunge News Bureau Bunge Global SA 636-292-3022 news@bunge.com

Investor Contact:	Mark Haden Bunge Global SA Mark.Haden@bunge.com

Bunge Announces Reporting Segment Changes and Recast Outlook
•Changes follow the merger with Viterra to align with the combined company's value chain operating structure
•Provides estimated FY25 adjusted EPS outlook in the range of ~$7.30 to $7.60 for the combined company, reflecting an expected second half adjusted EPS in the range of $4.00 to $4.25
•Q3 2025 results to be reported on November 5, 2025

St. Louis, MO – Oct. 15, 2025 – Bunge Global SA (NYSE:BG) today announced that it has changed its segment and volume reporting to align with the Company’s value chain operating structure following the completion of Bunge's combination with Viterra Limited ("Viterra"). The Company has also recast its full-year 2025 outlook to reflect the combined company.

Greg Heckman, Bunge’s Chief Executive Officer, commented, “We are pleased to announce our new segmentation and supplemental volume reporting, which we believe provides investors with a clear understanding of the key drivers of our combined company’s results and value chains.

“We are also updating our full-year 2025 adjusted EPS outlook to include the addition of Viterra to our results following the completion of our combination. Our outlook reflects an estimated result for the third quarter, as well as our current view of the margin and macro environments' potential impact on the fourth quarter. We look forward to providing a more detailed outlook on our third quarter earnings call on Nov. 5.”

Beginning with the third quarter 2025, Bunge will present reportable segment results as follows:
•Soybean Processing and Refining
•Softseed Processing and Refining
•Other Oilseeds Processing and Refining
•Grain Merchandising and Milling

Bunge will also continue to report Corporate and Other results.

The changes in segment reporting are primarily a result of the realignment of oilseeds operations into oilseeds processing and refining by commodity type and combining grain merchandising and milling operations into one reportable segment. The new segment reporting reflects the corresponding change in how the Company’s Chief Executive Officer (its chief operating decision maker) reviews financial information in order to allocate resources and assess performance.

Further, Bunge is enhancing volume reporting to align with the new segment reporting structure and with the Company’s primary income-generating activities. Volumes will now be reported as follows:

•Soybean Processing and Refining volumes include (1) oilseed volumes processed (crushed) during a reporting period, which approximate sales volumes to third parties during the same period (2) merchandised volumes, which represent sales volumes of soybeans to third-party customers during a reporting period and (3) a supplemental refined oil production volume, which will also be provided representing the total refined volume during a reporting period.
•Softseed Processing and Refining volumes include (1) oilseed volumes processed (crushed) during a reporting period, which approximate sales volumes to third parties during the same period (2) merchandised volumes, which represent sales volumes of softseeds to third-party customers during a reporting period and (3) a supplemental refined oil production volume, which will also be provided representing the total refined volume during a reporting period.
•Other Oilseeds Processing and Refining volumes represent sales volumes to third-party customers.
•Grain Merchandising and Milling volumes represent sales volumes to third-party customers.
In conjunction with the changes in segment reporting, certain Bunge standalone prior year amounts have been recast to conform to the new segment and volume reporting structure. These changes have no impact on previously-reported consolidated balance sheets, statements of income (loss), comprehensive income (loss), changes in equity and redeemable noncontrolling interests, or cash flows.

To illustrate the impact of the new segment and volume reporting structure, the recast of certain financial information for the four quarters and fiscal year ended 2024 and first two quarters of 2025, together with the corresponding financial information previously reported, accompanies this press release.

Outlook
Bunge’s previous full-year 2025 adjusted EPS outlook of approximately $7.75 provided on its second quarter earnings call on July 30, 2025, excluded the impact of its combination with Viterra, which closed on July 2, 2025.

The Company has recast its outlook to reflect the combination with Viterra, including shares issued as part of the transaction less shares repurchased through the third quarter. Taking into account the current margin and macro environment and forward curves as well as estimated third quarter results, Bunge expects full-year 2025 adjusted EPS in the range of approximately $7.30 to $7.60, which reflects an expected second half adjusted EPS in the range of $4.00 to $4.25.

Bunge will provide an updated full-year outlook and related discussion on the market environment, including specific drivers of its outlook, on its third quarter conference call scheduled for Nov. 5, 2025.

Recast Financial Highlights (Bunge Standalone / Pre-merger)

(US$ in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Total FY 2024	Q1 2025	Q2 2025
Total EBIT (a)	$433	$185	$407	$767	$1,792	$328	$538
Mark-to-market timing differences (b)	182	158	3	(180)	163	2	(128)
Certain (gains) & charges (c)	61	62	81	(142)	62	32	(117)
Adjusted Total EBIT (a)	$676	$405	$491	$445	$2,017	$362	$293

Adjusted EBIT, recast for Reporting Segment change
Soybean Processing and Refining	$376	$269	$286	$298	$1,229	$241	$304
Softseed Processing and Refining	210	147	133	75	565	82	14
Other Oilseeds Processing and Refining	38	50	63	26	177	23	26
Grain Merchandising and Milling	91	49	77	147	364	60	29
Adjusted Segment EBIT (a)	$715	$515	$559	$546	$2,335	$406	$373

Corporate & Other	(39)	(110)	(68)	(101)	(318)	(44)	(80)
Corporate	(79)	(106)	(92)	(105)	(382)	(56)	(81)
Other	40	(4)	24	4	64	12	1
Adjusted Corporate & Other EBIT (a)(d)	$(39)	$(110)	$(68)	$(101)	$(318)	$(44)	$(80)

Adjusted Total EBIT (a)	$676	$405	$491	$445	$2,017	$362	$293

Adjusted EBIT, as originally reported
Agribusiness	$487	$298	$366	$364	$1,515	$268	$233
Processing	411	265	291	241	1,208	207	206
Merchandising	76	33	75	123	307	61	27
Refined & Specialty Oils	204	193	182	160	739	123	116
Milling	28	28	13	24	93	15	27
Adjusted Segment EBIT	$719	$519	$561	$548	$2,347	$406	$376

Corporate & Other	(43)	(114)	(70)	(103)	(330)	(44)	(83)
Corporate	(79)	(106)	(92)	(105)	(382)	(55)	(82)
Other	36	(8)	22	2	52	11	(1)
Adjusted Corporate & Other EBIT (d)	$(43)	$(114)	$(70)	$(103)	$(330)	$(44)	$(83)

Adjusted Total EBIT	$676	$405	$491	$445	$2,017	$362	$293
(a)    Total earnings before interest and tax ("Total EBIT"), Adjusted Total EBIT, Adjusted Segment EBIT, and Adjusted Corporate and Other EBIT are non-GAAP financial measures. Reconciliations to the most directly comparable U.S. GAAP measures are included below.
(b)    Mark-to-market timing impact of certain commodity and freight contracts, readily marketable inventories, and related hedges associated with committed future operating capacity and sales. See Bunge’s previously issued 2024 and 2025 Quarterly Earnings Press Releases for details.
(c)    Certain (gains) & charges included in Total EBIT. See Bunge’s previously issued 2024 and 2025 Quarterly Earnings Press Releases for details.
(d)    See Bunge’s previously issued 2024 and 2025 Quarterly Earnings Press Releases for further details on Corporate and Other activities. Also, effective January 1, 2025, Bunge's Sugar and Bioenergy segment reporting activity has been reclassified to Corporate and Other. Historically, the Sugar and Bioenergy segment was primarily comprised of our previously owned 50% interest in the BP Bunge Bioenergia joint venture, which was divested in the fourth quarter of 2024. Corresponding prior period amounts have been recast to conform to current period presentation.

Supplemental Highlights: Mark-to-Market Timing Differences

(US$ in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Total FY 2024	Q1 2025	Q2 2025
Mark-to-Market timing differences, recast for Reporting Segment change
Soybean Processing and Refining	$233	$171	$45	$(111)	$338	$(30)	$(156)
Softseed Processing and Refining	(6)	(28)	1	(64)	(97)	—	(5)
Other Oilseeds Processing and Refining	(45)	27	(41)	20	(39)	18	36
Grain Merchandising and Milling	—	(12)	(2)	(25)	(39)	14	(3)
Total Mark-to-market timing differences	$182	$158	$3	$(180)	$163	$2	$(128)

Mark-to-Market timing differences, as originally reported
Agribusiness	$209	$160	$25	$(193)	$201	$(2)	$(148)
Processing	231	143	53	(180)	247	(26)	(155)
Merchandising	(22)	17	(28)	(13)	(46)	24	7
Refined & Specialty Oils	(22)	8	(18)	12	(20)	7	15
Milling	(5)	(10)	(4)	1	(18)	(3)	5
Total Mark-to-market timing differences	$182	$158	$3	$(180)	$163	$2	$(128)
Volume Highlights

(in thousands of metric tons)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Total FY 2024	Q1 2025	Q2 2025
Volumes, recast for Reporting Segment change and new Volume methodology
Soybean Processing and Refining
Oilseeds processed	7,869	9,967	9,343	9,645	36,824	8,110	9,304
Oilseeds merchandised	2,757	4,348	3,070	5,224	15,399	2,233	4,098
Refined oil production	788	924	908	908	3,528	859	902
Softseed Processing and Refining
Oilseeds processed	2,533	2,230	2,135	2,410	9,308	2,194	1,947
Oilseeds merchandised	198	142	178	237	755	95	15
Refined oil production	764	676	696	767	2,903	728	663
Other Oilseeds Processing and Refining	627	620	665	649	2,561	618	624
Grain Merchandising and Milling	10,416	8,936	8,964	8,344	36,660	8,510	8,382

Volumes, as originally reported (1)
Agribusiness	20,192	20,579	19,892	19,965	80,628	18,277	19,274
Processing	10,402	12,197	11,478	12,055	46,132	10,304	11,251
Merchandising	9,790	8,382	8,414	7,910	34,496	7,973	8,023
Refined & Specialty Oils	2,195	2,300	2,334	2,305	9,134	2,130	2,175
Milling	874	971	961	897	3,703	898	857
(1)    See Bunge's website for further information on Bunge's past volume methodology within its previously published earnings presentations.

Definition and Reconciliation of Non-GAAP Measures
This press release contains certain “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934. Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures below. These measures may not be comparable to similarly titled measures used by other companies.
Total EBIT and Adjusted Total EBIT
Bunge uses earnings before interest and tax ("EBIT”) to evaluate the operating performance of its individual reportable segments as well as Corporate and Other results. Total EBIT excludes EBIT attributable to noncontrolling interests. Bunge also uses Segment EBIT, Corporate and Other EBIT and Total EBIT to evaluate the operating performance of Bunge’s reportable segments and Total reportable segments together with Corporate and Other activities. Segment EBIT is the aggregate of the earnings before interest and taxes of each of Bunge’s Soybean Processing and Refining, Softseed Processing and Refining, Other Oilseeds Processing and Refining, and Grain Merchandising and Milling segments. Total EBIT is the aggregate of the earnings before interest and taxes of Bunge’s reportable segments, together with its Corporate and Other activities.
Adjusted Segment EBIT, Adjusted Corporate and Other EBIT and Adjusted Total EBIT, are calculated by excluding temporary mark-to-market timing differences as defined in note (3) of Bunge's most recently published quarterly earnings press release and certain gains and (charges) from Segment EBIT, Corporate and Other EBIT, and Total EBIT, respectively.
Segment EBIT, Corporate and Other EBIT, Total EBIT, Adjusted Segment EBIT, Adjusted Corporate and Other EBIT, and Adjusted Total EBIT are non-GAAP financial measures and are not intended to replace Net income (loss) attributable to Bunge, the most directly comparable U.S. GAAP financial measure. Bunge's management believes these non-GAAP measures are a useful measure of its operating profitability, since the measures allow for an evaluation of performance without regard to financing methods or capital structure. For this reason, operating performance measures such as these non-GAAP measures are widely used by analysts and investors in Bunge's industries. These non-GAAP measures are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss) or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of Net income (loss) attributable to Bunge, to Total EBIT, and Adjusted Total EBIT, recast, for the four quarters and fiscal year ended 2024 and first two quarters of 2025:

(US$ in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Total FY 2024	Q1 2025	Q2 2025
Net income (loss) attributable to Bunge	$244	$70	$221	$602	$1,137	$201	$354
Interest income	(42)	(37)	(33)	(51)	(163)	(59)	(46)
Interest expense	108	123	127	113	471	104	106
Income tax expense (benefit)	117	30	89	100	336	80	124
Noncontrolling interest share of interest and tax	6	(1)	3	3	11	2	—
Total EBIT	433	185	407	767	1,792	328	538
Total Mark-to-market timing differences	182	158	3	(180)	163	2	(128)
Total Certain (gains) & charges	61	62	81	(142)	62	32	(117)
Adjusted Total EBIT	$676	$405	$491	$445	$2,017	$362	$293

Adjusted Segment EBIT	$715	$515	$559	$546	$2,335	$406	$373
Adjusted Corporate & Other EBIT	(39)	(110)	(68)	(101)	(318)	(44)	(80)
Adjusted Total EBIT	$676	$405	$491	$445	$2,017	$362	$293

Projected Adjusted EPS
Bunge has presented projected Adjusted EPS for full-year 2025 and second half 2025. This information is provided only on a non-GAAP basis without reconciliation to projected Net Income per share for 2025, the most directly comparable U.S. GAAP measure. The most directly comparable GAAP measure has not been provided due to the inability to quantify certain amounts necessary for such reconciliation, including but not limited to potentially significant future market price movements over the remainder of the year, and Bunge believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The information necessary to prepare the comparable U.S. GAAP presentation could result in significant differences from projected Adjusted EPS for full-year 2025 and second half 2025.
As always, outlook is an estimate that may change in the future based on a number of factors and therefore may not reflect actual results.

About Bunge

At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. As a premier agribusiness solutions provider, our team of ~37,000 dedicated employees partner with farmers across the globe to move agricultural commodities from where they’re grown to where they’re needed—in faster, smarter, and more efficient ways. We are a world leader in grain origination, storage, distribution, oilseed processing and refining, offering a broad portfolio of plant-based oils, fats, and proteins. We work alongside our customers at both ends of the value chain to deliver quality products and develop tailored, innovative solutions that address evolving consumer needs. With 200+ years of experience and presence in over 50 countries, we are committed to strengthening global food security, advancing sustainability, and helping communities prosper where we operate. Bunge has its registered office in Geneva, Switzerland and its corporate headquarters in St. Louis, Missouri. Learn more at Bunge.com.

Website Information

We routinely post important information for investors on our website, www.bunge.com, in the "Investors" section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, U.S. Securities and Exchange Commission ("SEC") filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements to encourage companies to provide prospective information to investors. This press release includes forward looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward looking statements include all statements that are not historical in nature. We have tried to identify these forward looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. The following factors, among others, could cause actual results to differ from these forward looking statements:

•the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on us resulting from the continuation and/or escalation of the war and sanctions against Russia;
•the effect of weather conditions and the impact of crop and animal disease on our business;
•the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions;
•changes in government policies and laws affecting our business, including agricultural and trade (including tariff) policies, financial markets regulation and environmental, tax and biofuels regulation;
•the impact of seasonality;
•the impact of government policies and regulations;
•the outcome of pending regulatory and legal proceedings;
•our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances, including without limitation Bunge’s business combination with Viterra Limited (“Viterra”);
•the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;
•the effectiveness of our capital allocation plans, funding needs and financing sources;
•the effectiveness of our risk management strategies;
•operational risks, including industrial accidents, natural disasters, pandemics or epidemics, wars and cybersecurity incidents;
•changes in foreign exchange policy or rates;
•the impact of our dependence on third parties;
•our ability to attract and retain executive management and key personnel; and
•other factors affecting our business generally.

The forward looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward looking statements to reflect subsequent events or circumstances.

You should refer to "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 20, 2025, as well as other risks and uncertainties set forth from time to time in reports subsequently filed with the SEC.